TRANSFER AGENCY SERVICES AGREEMENT

      THIS AGREEMENT is made as of ___________, 2010 by and between BNY MELLON INVESTMENT SERVICING (US) INC., a Massachusetts corporation ("BNY"), and FIRST TRUST HIGH INCOME LONG/SHORT FUND, a Massachusetts business trust (the "Fund").

                                  WITNESSETH:

      WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund wishes to retain BNY to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent, and BNY wishes to furnish such services.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to the following statements made in the preceding paragraphs and as follows:

1. DEFINITIONS. As used in this Agreement:

      (a) "1933 Act" means the Securities Act of 1933, as amended.

      (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

      (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

      (d) "Oral Instructions" mean oral instructions received by BNY from an Authorized Person or from a person reasonably believed by BNY to be an Authorized Person. BNY may, in its sole discretion in each


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            separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

      (e)   "SEC" means the Securities and Exchange Commission.

      (f)   "Securities Laws" mean the 1933 Act, the 1934 Act and the 1940 Act.

      (g) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

      (h) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by BNY or (ii) trade instructions transmitted (and received by BNY) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above ) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints BNY to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. BNY accepts such appointment and agrees to furnish such services. BNY shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by BNY and the Fund in a written amendment hereto. BNY shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider to the Fund.

3. COMPLIANCE WITH RULES AND REGULATIONS. BNY undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by BNY hereunder. Except as specifically set


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      forth herein, BNY assumes no responsibility for such compliance by the
      Fund or any other entity.

4.    INSTRUCTIONS.

      (a) Unless otherwise provided in this Agreement, BNY shall act only upon Oral Instructions or Written Instructions.

      (b) BNY shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by BNY to be an Authorized Person) pursuant to this Agreement. BNY may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's board of directors or of the Fund's shareholders, unless and until BNY receives Written Instructions to the contrary.

         (c) The Fund agrees to forward to BNY Written Instructions confirming Oral Instructions so that BNY receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by BNY or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or BNY's ability to rely upon such Oral Instructions.

5.    RIGHT TO RECEIVE ADVICE.

      (a) Advice of the Fund. If BNY is in doubt as to any action it should or should not take, BNY may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.


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      (b)   Advice  of  Counsel.  If BNY shall be in doubt as to any question of law pertaining to any actiit should or should not take, BNY may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or BNY, at the option of
            BNY). The Fund shall pay the reasonable cost of any counsel retained by BNY with prior notice to the Fund.

      (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions BNY receives from the Fund, and the advice it receives from counsel, BNY may rely upon and follow the advice of counsel.

      (d) Protection of BNY. BNY shall be indemnified by the Fund and without liability for any action BNY takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions BNY receives from or on behalf of the Fund or from counsel and which BNY believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon BNY (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

6.    RECORDS; VISITS.

       (a) The books and records pertaining to the Fund, which are in the possession or under the control of BNY, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations provided the Fund provides BNY with written notice of such laws, rules and regulations, other than the 1940 Act


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             and the Internal Revenue Code of 1986, as amended, that are applicable. The Fund and Authorized Persons shall have access to such books and records at all times during BNY's normal business hours upon reasonable advance notice. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by BNY to the Fund or to an Authorized Person, at the Fund's expense.

      (b) BNY shall keep the following records: (i) all books and records as are customarily maintained by the transfer agent for a registered investment company.

7.    CONFIDENTIALITY.

      (a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or BNY and their respective subsidiaries and affiliated companies; (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or BNY a competitive advantage over its competitors; (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow


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            charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (iv) anything designated as confidential.

      (b) Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (i) it is necessary or desirable for BNY to release such information in connection with the provision of services under this Agreement; (ii) it is already known to the receiving party at the time it is obtained; (iii) it is or becomes publicly known or available through no wrongful act of the receiving party; (iv) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;
            (v) it is released by the protected party to a third party without restriction; (vi) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted); (vii) it is Fund information provided by BNY in connection with an independent third party compliance or other review; (viii) it is relevant to the defense of any claim or cause of action asserted against the receiving party; or (ix) it has been or is independently developed or obtained by the receiving party.

      (c) BNY acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information ("Portfolio Information") with respect to the Fund. BNY agrees that, subject to the foregoing provisions of and the exceptions set forth in this Section 7 (other than the exception set forth above in this Section 7 as sub-item (a), which exception


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            set  forth  in  sub-item  (a)  shall not be applicable to the Fund's
            Portfolio Information), BNY will keep confidential the Fund's Portfolio Information and will not disclose the Fund's Portfolio Information other than pursuant to a Written Instruction (which Written Instruction may be a standing Written Instruction); provided
            that   without   the   need  for  such  a  Written  Instruction  and
            notwithstanding any other provision of this Section 7 to the contrary, the Fund's Portfolio Information may be disclosed to third party pricing services which are engaged by BNY in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information.

8. COOPERATION WITH ACCOUNTANTS. BNY shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

9. BNY SYSTEM. BNY shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by BNY in connection with the services provided by BNY to the Fund.

10. DISASTER RECOVERY. BNY shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, BNY shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. BNY shall have no liability with respect


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      to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by BNY's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11.   COMPENSATION.

      (a) As compensation for services rendered by BNY during the term of this Agreement, the Fund will pay to BNY a fee or fees as may be agreed to from time to time in writing by the Fund and BNY. In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by BNY in the performance of its duties hereunder.

      (b) BNY shall establish certain cash management accounts ("Service Accounts") required to provide services under this Agreement. The Fund acknowledges (i) BNY may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited, investment accounts maintained at an affiliate or client of BNY; (ii) balance credits earned with respect to the amounts in such Service Accounts ("Balance Credits") will be used to offset the banking service fees imposed by the cash management service provider (the "Banking Service Fees"); (iii) BNY shall retain any excess Balance Credits for its own use; and (iv) Balance Credits will be calculated and applied toward the Fund's Banking Service Fees regardless of the Service Account balance sweep described in Sub-Section (i); and (v) BNY may use the services of third-party vendors in connection with the issuance of redemption and distribution checks and shall retain any benefits obtained from


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            any arrangements with such vendors, including any commission or return on float paid to it by any such vendors.

      (c) The undersigned hereby represents and warrants to BNY that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNY or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by BNY to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the board of directors of the Fund and that, if required by applicable law, such board of directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12.   INDEMNIFICATION.

       (a) The Fund agrees to indemnify, defend and hold harmless BNY and its affiliates providing services under this Agreement, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) ("Claims") arising directly or indirectly from any action or omission to act which BNY takes in connection with the provision of services to the Fund. Neither BNY, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by BNY's or its affiliates' own willful misfeasance, bad


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             faith, negligence or reckless disregard in the performance of BNY's or its affiliates' activities under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of BNY's or its affiliates own willful misfeasance, bad faith, negligence or reckless disregard of such duties and obligations.
             The provisions of this Section 12 shall survive termination of this Agreement.

       (b) Indemnification of the Fund. BNY agrees to defend, indemnify and hold the Fund and its officers, directors and employees harmless from any and all Claims arising directly or indirectly from the negligence, bad faith, reckless disregard or willful misfeasance of BNY and its affiliates in the performance of its duties hereunder. Notwithstanding the foregoing, the Fund shall not be indemnified against any Claim caused by the Fund's or the Fund's other service providers' willful misfeasance, bad faith or negligence.

       (c)   Indemnification Procedure.

            (i) Notice of the Action. A party that seeks indemnification under this Agreement must promptly give the other party notice of any legal action; provided, however, that a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

            (ii) Participating in or Assuming the Defense. The indemnifying party may participate in the defense at any time or it may


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                  assume  the defense by giving notice to the other party. After assuming  the defense, the indemnifying party:

                  (1) must select an attorney that is satisfactory to the other party;


                  (2) is not liable to the other party for any later attorney's fees or for any other later expenses that the other party incurs, except for reasonable investigation costs;

                  (3) must not compromise or settle the action without the other party's consent (but the other party must not unreasonably withhold its consent); and

                  (4) is not liable for any compromise or settlement made without its consent.

       (iii) Failing to Assume the Defense. If the indemnifying party fails to participate in or assume the defense within 15 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

13.   RESPONSIBILITY OF BNY.

      (a) BNY shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by BNY and the Fund in a written amendment hereto. BNY shall be obligated to exercise commercially reasonable care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. As set forth herein, and as may be agreed to in writing from time to time by BNY and the Fund with regard to such matters of liability, BNY shall be liable only for any damages arising out of BNY's failure to perform its duties under this Agreement to the extent such damages arise out of BNY's willful misfeasance, bad


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            faith, negligence or reckless disregard of such duties.

      (b) Notwithstanding anything in this Agreement to the contrary, (i) BNY shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above; and (ii) BNY shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which BNY reasonably believes to be genuine. BNY shall not be liable for any damages arising out of any action or omission to act by any prior service provider of the Fund or for any failure to discover any such error or omission.

      (c) Notwithstanding anything in this Agreement to the contrary, neither party to this Agreement nor their respective affiliates shall be liable for any consequential, incidental, exemplary, punitive, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such party.

      (d) Each party shall have a duty to mitigate damages for which the other party may become responsible. (e) The provisions of this Section 13 shall survive termination of this Agreement.


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14.      DESCRIPTION OF SERVICES.

      (a)   Services Provided on an Ongoing Basis, If Applicable.

            (i)   Maintain shareholder registrations;

            (ii)  Provide   toll-free lines for shareholders relating to
                  shareholder accounts;

            (iii) Provide periodic shareholder lists and statistics;

            (iv)  Mailing of year-end tax information; and

            (v) Periodic mailing of shareholder dividend reinvestment plan account information and Fund financial reports.

      (b) Dividends and Distributions. BNY must receive a resolution of the Fund's board of directors authorthe declaration and payment of dividends and distributions. Upon receipt of the resolution, BNY shall issue the dividends and distributions in cash, or, if the resolution so provides, pay such dividends and distributions in Shares. Such issuance or payment shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. BNY shall timely send to the Fund's shareholders tax forms and other information, or permissible substitute notice, relating to dividends and distributions, paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. BNY shall maintain and file with the United States Internal Revenue Service and other appropriate taxing authorities reports relating to all dividends above a stipulated amount (currently $10.00 accumulated yearly dividends) paid by the Fund to its shareholders as required by tax or other law, rule or regulation. In accordance with the Prospectus


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            and such procedures and controls as are mutually agreed upon from time to time by and among the Fund, BNY and the Fund's Custodian, BNY shall process applications from Shareholders relating to the Fund's Dividend Reinvestment Plan ("Dividend Reinvestment Plan") and will effect purchases of Shares in connection with the Dividend Reinvestment Plan. As the dividend disbursing agent, BNY shall, on or before the payment date of any such dividend or distribution, notify the fund accounting agent of the estimated amount required to pay any portion of said dividend or distribution which is payable in cash, and on or before the payment date of such distribution, the Fund shall instruct the custodian to make available to the dividend disbursing agent sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional Shares, by virtue of any distribution or dividend, appropriate credits will be made to his or her account and/or certificates delivered where requested, all in accordance with the Dividend Reinvestment Plan.

      (c) Communications to Shareholders. Upon timely written instructions, BNY shall mail all communications by the Fund to its shareholders, including:

                  (i)   Reports to shareholders;


                  (ii) Monthly or quarterly dividend reinvestment plan statements;

                  (iii) Dividend and distribution notices;

                  (iv)  Proxy material; and

                  (v)   Tax forminformation.

      BNY will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.


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      (d)   Records. BNY shall maintain records of the accounts for each shareholder showing the following information:

                  (i) Name, address and United States Tax Identification or Social Security number;

                  (ii) Number and class of shares held and number and class of shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                  (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                  (iv) Any stop or restraining order placed against a shareholder's account;

                  (v) Any correspondence relating to the current maintenance of a shareholder's account;

                  (vi)  Information with respect to withholdings; and

                  (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

      (e) Shareholder Inspection of Stock Records. Upon requests from Fund shareholders to inspect stock records, BNY will notify the Fund and require instructions granting or denying each such request. Unless BNY has acted contrary to the Fund's instructions, the Fund agrees to release BNY from any liability for refusal of permission for a particular shareholder to inspect the Fund's shareholder records.

15.   DURATION AND TERMINATION.

      (a) This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue until June 12, 2011 (the "Initial Term").


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      (b)   Upon  the  expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or BNY provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term.

      (c) In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent(s) (and any other service provider(s)), and all trailing expenses incurred by BNY, will be borne by the Fund and paid to BNY if known at such time prior to any such conversion.

      (d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

16. NOTICES. Notices shall be addressed (a) if to BNY, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as the BNY may inform the fund in writing); (b) if to the Fund, at 120 East Liberty Drive, Wheaton, IL 60187, Attention: W. Scott Jardine fax
      (630) 517-7437 (or such other address as the Fund may inform BNY in


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      writing); or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought. 18. DELEGATION; ASSIGNMENT. BNY may assign its rights and delegate its duties hereunder to any affiliate of BNY provided that BNY gives the Fund 30 days prior written notice of such assignment or delegation. To the extent required by the rules and regulations of the NSCC and in order for BNY to perform the NSCC related services, the Fund agrees that BNY may delegate its duties to any affiliate of BNY that is a member of the NSCC. In addition, BNY may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by BNY, provided, however, BNY shall remain responsible for the acts or omissions of any such sub-contractors.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.


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21.   MISCELLANEOUS.

      (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

      (b) Non-Solicitation. During the term of this Agreement and for one year thereafter, the Fund shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of BNY's employees, and the Fund shall cause the Fund's sponsor and the Fund's affiliates to not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of BNY's employees. To "knowingly" solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a BNY employee by the Fund, the Fund's sponsor or an affiliate of the Fund if the BNY employee was identified by such entity solely as a result of the BNY employee's response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

      (c) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of BNY hereunder without the prior written approval of BNY, which approval shall not be unreasonably withheld or


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            delayed. The scope of services to be provided by BNY under this
            Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the fund, unless the parties hereto expressly agree in writing to any such increase.

      (d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (e)   Information.   The   Fund   will   provide   such   information  and
            documentation as BNY may reasonably request in connection with services provided by BNY to the Fund.

      (f) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

      (g) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      (h) Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as may be explicitly stated in this Agreement, (i) this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof.

      (i) No Representations or Warranties. Except as expressly provided in this Agreement, BNY hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding


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            quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. BNY disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

      (j) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

      (k) The Fund and BNY agree that the obligations of the Fund under the Agreement shall not be bindupon any of the directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund (or applicable series thereof), as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the directors of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such directors nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund (or applicable series thereof), as provided in the Articles of Incorporation or Declaration of Trust.

      (l) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on


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             or after October 1, 2003. Certain of BNY's affiliates are financial institutions, and BNY may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. BNY may also ask (and may have already asked) for additional identifying information, and BNY may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       BNY MELLON INVESTMENT SERVICING (US) INC.


                                       By:      ______________________

                                       Name:    ______________________

                                       Title:   ______________________


                                       FIRST TRUST HIGH INCOME LONG/SHORT FUND

                                       By:      ______________________

                                       Name:    ______________________

                                       Title:   ______________________


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